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CUSIP NO.  89185E109                13G                      PAGE 7 OF  8 PAGES




                            EXHIBIT 1 TO SCHEDULE 13G
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                              NOVEMBER 12, 1997
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         MORGAN STANLEY, DEAN WITTER, DISCOVER & CO. AND MORGAN STANLEY ASSET

         MANAGEMENT INC. hereby agree that, unless differentiated, this
         Schedule 13G is filed on behalf of each of  the  parties.

         MORGAN  STANLEY  ASSET  MANAGEMENT  INC.

BY:      /s/ Donald P. Ryan
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         Donald P. Ryan  /  Vice President Morgan Stanley Asset Management Inc.

         MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.

BY:      /s/ Bruce Bromberg
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         Bruce Bromberg  /  Morgan  Stanley &  Co., Incorporated